GENVEC, INC.

14,000,000 Shares of Common Stock, par value $0.001 per share and Warrants to Purchase 4,200,000 Shares of Common Stock

PLACEMENT AGENCY AGREEMENT

January 27, 2010
Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660

Merriman Curhan Ford & Co.
135 E. 57th Street, 24th Floor
New York, New York 10022

Dear Sir or Madam:

GenVec, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 14,000,000 shares (the “Offered Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 4,200,000 shares of Common Stock (the “Offered Warrants”) in the form attached hereto as Exhibit A, to certain investors (collectively, the “Investors”).  The Offered Shares and the Offered Warrants shall be sold together as units, each unit consisting of one Offered Share and 0.30 of an Offered Warrant to purchase one (1) share of Common Stock (such units are referred to herein individually as the “Offered Security” and collectively as the “Offered Securities”).  The Offered Warrants shall be immediately separable from the units.  The Company desires to engage Roth Capital Partners, LLC (“Roth”) and Merriman Curhan Ford & Co. (“MCF”) as its exclusive placement agents (each, a “Placement Agent” and, collectively, the “Placement Agents”) in connection with such issuance and sale.  The Common Stock issuable upon exercise of the Offered Warrants is herein referred to as the “Warrant Shares.”  The Offered Securities are more fully described in the Registration Statement (as hereinafter defined).

The Company hereby confirms as follows its agreements with the Placement Agents.

1.           Agreement to Act as Placement Agents.  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, each of the Placement Agents, severally and not jointly, agrees to act as the Company’s exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Offered Securities to the Investors.  The Placement Agents shall use commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Offered Securities has been solicited by the Placement Agents and accepted by the Company, but no Placement Agent shall, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason.  The Company shall pay to the Placement Agents 6% of the proceeds received by the Company from the sale of the Offered Shares as set forth on the cover page of the Prospectus (as hereinafter defined) (the “Placement Fee”).  The Placement Fee shall be allocated 65% to Roth and 35% to MCF, unless the Placement Agents otherwise agree.

2.           Delivery and Payment.  The closing (the “Closing”) of the sale of the Offered Securities shall take place at the office of Lowenstein Sandler PC at 1251 Avenue of the Americas, New York, New York 10020 at 10:00 a.m., New York City time, on February 1, 2010, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent (the “Closing Date”).  All actions taken at the Closing shall be deemed to have occurred simultaneously.  On or before the Closing Date, each Investor shall pay by wire transfer of immediately available funds to an account specified by the Company an amount equal to the product of (x) the number of Offered Securities such Investor has agreed to purchase and (y) the purchase price per unit as set forth on the cover page of the Prospectus (as defined below) (the “Purchase Amount”).  On the Closing Date, the Company shall (i) deliver or cause to be delivered the Offered Securities to the Investors, with the delivery of the Offered Shares to be made, if possible, through the facilities of The Depository Trust Company's DWAC system, and the delivery of the Offered Warrants to be made by mail or overnight carrier to the Investors to the addresses set forth on the applicable Investor Purchase Agreement (as defined below), and (ii) pay to the Placement Agents (A) 65% of the Placement Fee as directed by Roth and 35% of the Placement Fee as directed by MCF and (B) the expense reimbursement to which the Placement Agents are entitled pursuant to Section 6 hereof.

3.           Representations and Warranties of the Company.  The Company represents and warrants and covenants to the Placement Agents that:

(a)           A “shelf” registration statement on Form S-3 (File No. 333-140373) with respect to the Common Stock and certain other securities of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  The Registration Statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all materials respects with said rule.  As used in this Agreement:

(i)  “Applicable Time” means 9:00 a.m. (New York City time) on the date of this Agreement;

(ii)  “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

(iii)  “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433(h) of the Rules and Regulations);

(iv)  “Preliminary Prospectus”  means any preliminary prospectus relating to the Offered Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Offered Securities;

(v)  “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus listed on Schedule 1 hereto, and the information set forth on Schedule 2 hereto;

(vi)  “Prospectus” means the final prospectus relating to the Offered Securities including any prospectus supplement thereto relating to the Offered Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vi)  “Registration Statement” means, collectively, the various parts of the registration statement described in Section 3(a), each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein  pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.

(b)           The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Offered Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Offered Securities; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c)           The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on the Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Act).  The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Offered Securities.

(d)           The Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any documents incorporated therein on or prior to the Closing, when filed with the Commission to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.

(e)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)            The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the Prospectus, as set forth in Section 8(b).

(g)           The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any documents filed and incorporated by reference therein on or prior to the Closing will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading.

(h)           The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning the Placement Agents and furnished in writing by the Placement Agents to the Company expressly for use in the Pricing Disclosure Materials, as set forth in Section 8(b).

(i)            Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Materials as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k)           The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company (i) has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (ii) is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary; except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”).  Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered or made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(l)            The Company does not have any subsidiaries.

(m)          The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights.  The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein.  The descriptions of the securities of the Company in the Registration Statement and the Prospectus (taken together with the Pricing Disclosure Materials) are, and at the Closing Date will be, complete and accurate in all respects.  Except as set forth in the Registration Statement and the Prospectus or pursuant to plans or arrangements described therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(n)           The Company has full legal right, power and authority to enter into this Agreement and the proposed purchase agreements to be executed by each Investor and the Company, substantially in the form attached hereto as Exhibit B (the “Investor Purchase Agreements,” and together with this Agreement and the Warrants, the “Transaction Documents”), and perform the transactions contemplated hereby and thereby.  The Transaction Documents have been authorized and this Agreement has been, and the Investor Purchase Agreements and the Warrants will be, validly executed and delivered by the Company and this Agreement is, and the Investor Purchase Agreements and the Warrants will be, legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o)           The issuance and sale of each of the Offered Shares and the Offered Warrants have been duly authorized by the Company, and the Offered Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.  The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants, and the Warrant Shares, when issued by the Company upon valid exercise of the Offered Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.  The Offered Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(p)           The financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”).  No other financial statements or schedules of the Company or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus.

(q)           To the Company’s knowledge, KPMG LLP (the “Accountants”), who have reported on such financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.  The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(r)           The Company is, and at the Closing Date will be, in compliance with all of the provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”) with which the Company is required to comply.  To the Company’s knowledge, there is, and has been, no failure on the part of any of the Company’s current officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act with respect to the Company.

The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15).  The Company presented in its Form 10-Q for the quarterly period ended June 30, 2009 (the “Evaluation Date”) the conclusions of the certifying officers about the effectiveness o the disclosure controls and procedures based upon their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(s)           Except as set forth in or otherwise contemplated by the Registration Statement, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and prior to Closing, (i) there has not been and will not have been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options, purchases under the Company’s Employee Stock Purchase Plan) or long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change in, or affecting, the business, properties, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Change”) and (ii) the Company has not sustained, and does not expect to sustain, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(t)           Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not entered into, and will not enter into prior to the Closing, any transaction or agreement, not in the ordinary course of business, that is material to the Company, or incurred or will incur prior to the Closing any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company.

(u)           The Company does not own any real property.  The Company has good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by it that are material to the business of the Company, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, if determined adversely to the Company, to have a Material Adverse Effect.  Any real property described in the Registration Statement or the Prospectus as being leased by the Company that is material to the business of the Company is held by the Company under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)           The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w)           There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents (collectively, the “Actions”); to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.

(x)           The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, including but not limited to, the laws contained in, and the rules and regulations promulgated under, the Employee Retirement Income Security Act of 1974, as amended, and the Currency and Foreign Transactions Reporting Act of 1970, as amended, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or subject, except where such failure to perform or default would not have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.  The Company is not in violation of any provision of its organizational or governing documents.

(y)           All consents, authorizations, approvals and orders required in connection with the Transaction Documents have been obtained, except such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Global Market.

(z)           Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Offered Securities or the Warrant Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except such conflicts, breaches or defaults as may have been waived nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except for such violations that could not reasonably be expected to have a Material Adverse Effect.

(aa)           There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.  All such contracts to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(bb)           The Company and, to the knowledge of the Company, its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(cc)           No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied.

(dd)           The Common Stock is currently listed on the NASDAQ Global Market.  Except as disclosed in the Registration Statement, the Company has not, in the 12 months preceding the date hereof, received notice from the NASDAQ Global Market to the effect that the Company is not in compliance with the listing or maintenance requirements.  The Company is, and expects that in the foreseeable future that it will continue to be, in compliance with such listing and maintenance requirements, provided, however, that the Company makes no representation, warranty or covenant with respect to compliance with the NASDAQ Global Market minimum bid price requirements.

(ee)           The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(ff)            The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(gg)           Except as disclosed in the Registration Statement, (i) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Company Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Company Intellectual Property described in the Registration Statement that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Company Intellectual Property licensed or optioned by the Company; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Company Intellectual Property, other than claims which would not reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; and (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; provided, however, that with respect to reexamination proceedings filed with the United States Patent and Trademark Office (the “USPTO”), opposition proceedings in comparable foreign authorities, or unpublished or provisional applications filed with the USPTO or comparable foreign authorities, the representations and warranties set forth in clauses (b), (c) or (d) above, are qualified as to the Company’s knowledge.

(hh)           The Company has filed all necessary federal, state and foreign income and franchise tax returns, after taking into account all applicable extensions obtained, except where the failure to file would not reasonably be expected to have a Material Adverse Effect, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(ii)             The Company maintains insurance of the types and in the amounts that the Company reasonably believes are appropriate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, or acts of vandalism, all of which insurance, to the knowledge of the Company, is in full force and effect.

(jj)             Neither the Company, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any United States federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk)           The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Placement Agent has consented.

(ll)             No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

(mm)         The Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(nn)           The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Placement Agents (or a Placement Agent’s co-agent or sub-agent, if any) for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

4.           Agreements of the Company.  The Company covenants and agrees with the Placement Agent as follows:

(a)           The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agent (which approval shall not be unreasonably withheld or delayed), pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing.

(b)           The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Offered Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Company has in good faith considered any reasonable objections or comments of the Placement Agents.

(c)           The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment.  If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

(d)           If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents.

(e)           The Company will furnish to the Placement Agents and their counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Offered Securities is required to be delivered under the Act, as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request.

(f)            The Company will comply with all the undertakings contained in the Registration Statement.

(g)           Prior to the sale of the Offered Securities to the Investors, the Company will cooperate with the Placement Agents and their counsel in connection with the registration or qualification of the Offered Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agents may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h)           The Company will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents.

(i)            The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.

(j)            The Company will apply the net proceeds from the offering and sale of the Offered Securities in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(k)           The Company will use its best efforts to ensure that the Offered Shares and the Warrant Shares are listed on the NASDAQ Global Market at the time of the Closing.

(l)            The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Offered Shares to facilitate the sale or resale of any of the Offered Shares.

5.           Agreements of the Placement Agents.  Each Placement Agent agrees, severally and not jointly, that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”).  Each Placement Agent also agrees, severally and not jointly, to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

6.           Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Offered Securities, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Offered Securities, (4) the listing of the Common Stock on the NASDAQ Global Market, (5) any filings required to be made by the Placement Agents with FINRA and the fees, disbursements and other charges of counsel for the Placement Agents in connection therewith (provided that such fees, disbursements and other charges of counsel shall be subject to the limit in the last sentence of this Section 6), (6) the registration or qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agents in connection therewith (provided that such fees, disbursements and other charges of counsel shall be subject to the limit in the last sentence of this Section 6) and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, and (7) fees, disbursements and other charges of counsel to the Company.  The Company shall reimburse the Placement Agents for all reasonable travel, legal and other out-of-pocket expenses in an aggregate amount (other than legal expenses) not to exceed $20,000 and reasonable legal fees and expenses not to exceed $30,000.  If the Closing occurs, the Placement Agents shall reimburse the Company out of the Placement Fee, on a pro rata basis, for the reasonable out-of-pocket fees and expenses for the Accountants incurred in connection with the preparation, negotiation and delivery of the letter referred to in Section 7(h) hereof, not to exceed $100,000 in the aggregate.

7.           Conditions of the Obligations of the Placement Agents.  The obligations of the Placement Agents hereunder are subject to the following conditions:

(a)           (i)  No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof and prior to the Closing no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not object thereto in good faith.

(b)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Placement Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered Securities to Investors as contemplated hereby.

(c)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agents, would have a Material Adverse Effect.

(d)           Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e)           The Placement Agents shall have received (i) an opinion, dated the Closing Date, of Hogan & Hartson LLP, counsel to the Company, in form and substance reasonably satisfactory to the Placement Agents, and (ii) a letter, dated the Closing Date, of Hogan & Hartson LLP in form and substance reasonably satisfactory to the Placement Agents.

(f)           At the Closing, the Company shall furnish to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Placement Agents to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

1.           (A)  As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

2.           Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

3.           Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

4.           Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

5.           No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company's knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

6.           The Company has complied with any request for additional information from the staff of any securities or other governmental authority (including, without limitation, the Commission) to the satisfaction of the staff of the Commission or such authorities.

(g)           At the Closing, the Company shall furnish to the Placement Agents a certificate, dated the date of its delivery, signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Placement Agents.

(h)           The Placement Agents shall have received on the Closing Date, a letter dated the Closing Date, addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents and their counsel, from the Accountants, which letter shall cover, without limitation, the various financial disclosures, if any, contained in the Registration Statement, the Prospectus or the Pricing Disclosure Materials and shall contain statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Prospectus or the Pricing Disclosure Materials.

8.           Indemnification.

(a)           The Company shall indemnify and hold harmless each Placement Agent, its directors, officers, employees and agents and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Placement Agent and (D) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Offered Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Offered Securities in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Placement Agent furnished in writing to the Company by such Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application (as set forth in Section 8(b) below); provided, further, that such indemnity with respect to any Preliminary Prospectus, Issuer Free Writing Prospectus or any Permitted Issuer Information shall not inure to the benefit of such Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage, liability or action purchased Offered Securities which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Placement Agent failed to send or give a copy of the Preliminary Prospectus, Prospectus (as amended or supplemented) or Issuer Free Writing Prospectus to such person at or prior to the confirmation of the sale of such Offered Securities to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus, Issuer Free Writing Prospectus or any Permitted Issuer Information that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(d).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Placement Agent will, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to such Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Placement Agent furnished in writing to the Company by such Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.  This indemnity agreement will be in addition to any liability that each Placement Agent might otherwise have.  The Company acknowledges that, for all purposes under this Agreement, the name of the Placement Agents and the paragraph relating to placement agents’ fees and reimbursement of expenses appearing under the caption “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(c)           Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission prejudiced the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, disbursements and other charges of such counsel will be at the expense of such indemnified party unless (1) the indemnifying party has agreed in writing to pay such fees, expenses and other charges, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  The indemnifying party will not, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder, unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or any Placement Agent, the Company and such Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Placement Agent such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and such Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Placement Agent on the other.  The relative benefits received by the Company on the one hand and such Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by such Placement Agent hereunder.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Placement Agent shall be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

9.           Termination.

(a)           The obligations of any Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from such Placement Agent, without liability on the part of such Placement Agent to the Company if, prior to delivery and payment for the Offered Securities, in the sole judgment of such Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the NASDAQ Global Market, (ii) trading in securities generally on the NASDAQ Global Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchange or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of such Placement Agent, impracticable or inadvisable to market the Offered Securities on the terms and in the manner contemplated by the Prospectus.

(b)           If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agents, reimburse the Placement Agents for all reasonable out-of-pocket expenses incurred in connection herewith in an aggregate amount not to exceed $50,000.

10.           No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Offered Securities or any other services each Placement Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by such Placement Agent: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and such Placement Agent, on the other, exists; (ii) no Placement Agent is acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Offered Securities, and such relationship between the Company, on the one hand, and each Placement Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that each Placement Agent may have to the Company with respect to the offering contemplated by this Agreement shall be limited to those duties and obligations specifically stated herein; and (iv) each Placement Agent and its affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Placement Agents with respect to any breach of fiduciary duty in connection with this offering.

11.           Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 65 West Watkins Mill Road, Gaithersburg, MD  20878, Attention: Douglas J. Swirsky, with copies to Hogan & Hartson LLP, 100 International Drive, Suite 2000, Baltimore, MD  21202, Attention: Asher M. Rubin, Esq., or (b) if to the Placement Agents, at the office of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, California 92660, Attention:  Aaron Gurewitz, and Merriman Curhan Ford & Co., 135 East 57th Street, 24th Floor, New York, New York 10022, Attention: Jonathan Lowenberg, with copies to Lowenstein Sandler PC. 1251 Avenue of the Americas, New York, New York 10020, Attention: John D. Hogoboom.  Any such notice shall be effective only upon receipt.  Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

12.           Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Placement Agent or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Offered Securities.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13.           Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of each Placement Agent and any person or persons who control each Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.  No Investor shall be deemed a successor because of such purchase.

14.           Applicable Law.  The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

15.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.           Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

Very truly yours,

GENVEC, INC.

By:	/s/ Douglas J. Swirsky
Name: Douglas J. Swirsky
Title: Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Confirmed as of the date first
above mentioned:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron Gurewitz
Name: Aaron Gurewitz
Title: Head of Equity Capital Markets

MERRIMAN CURHAN FORD & CO.

By:	/s/ John Merriman
Name: John Merriman
Title: Managing Director

SCHEDULE 1

ISSUER FREE WRITING PROSPECTUSES

See Schedule 2

SCHEDULE 2

TERM SHEET INFORMATION

Issuer:	GenVec, Inc., a Delaware corporation (the “Company”).

Securities Offered:
Aggregate of (i) 14,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, and (ii) warrants to purchase up to 4,200,000 shares of common stock (the “Warrants”) (the “Offering”). The Shares and Warrants will be sold together as units, with each unit consisting of one share of common stock and 0.30 of a Warrant to purchase one share of common stock. The Warrants are not attached to the shares of common stock being offered as part of the units. There will be no minimum offering amount.

Warrants:
The exercise price of the Warrants shall be $2.75 per share of common stock. The Warrants are exercisable any time on or after the date they are issued and expire on the fifth anniversary of the date they are issued. The Warrants shall have the terms and conditions substantially as set forth in the Form of Warrant. A summary of the Warrants is attached as Exhibit A.

Purchase Price:	$2.00 per unit.

Use of Proceeds to Company:	The Company intends to use the net proceeds received from the sale of the securities for further development of its lead clinical program, TNFerade™, and other general corporate purposes.

Purchase and Closing Date:
The Company and each investor participating in the Offering (each an “Investor”) shall execute an Investor Purchase Agreement. It is expected that the closing of the Offering shall occur on or about February 1, 2010.

Risk Factors:
An investment in the Securities involves a high degree of risk. See the disclosure relating to the risks affecting the Company set forth or incorporated by reference in the base prospectus included in the registration statement relating to this Offering and the documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Nasdaq Global Market Symbol:	GNVC

Confidential Information:
The recipient of this Term Sheet and the materials attached hereto agrees with the Company, Roth Capital Partners, LLC and Merriman Curhan Ford & Co. to maintain in confidence this disclosed information, together with any other non-public information regarding the Company obtained from the Company, Roth Capital Partners, LLC and Merriman Curhan Ford & Co. or their agents during the course of the proposed Offering, and to comply with the recipient’s obligations under U.S. and state securities laws.

Placement Agents:
The Company has engaged Roth Capital Partners, LLC and Merriman Curhan Ford & Co. to act as exclusive placement agent in connection with the Offering. The placement agents will receive an aggregate fee of 6% of the proceeds of the Offering and expense reimbursement of no more than $30,000.

SCHEDULE 2
(Continued)
EXHIBIT A
DESCRIPTION OF WARRANTS

Each purchaser of units will receive, for each unit purchased, one share of our common stock and 0.30 of a warrant representing the right to purchase one share of common stock at an exercise price of $2.75 per share of common stock. The warrants will be exercisable on or after the date that the warrants are issued and will terminate on the fifth anniversary of the date the warrants are issued. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price and number of warrants held by a purchaser (or such purchaser’s direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing the warrants on any securities exchange or for quotation on The NASDAQ Global Market. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised.  In the event that a registration statement relating to the warrant shares is not effective and another exemption from registration is not available, a holder of warrants will have the right, in its sole discretion, to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value.  The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price, subject to surrender of the warrant.

The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or sell all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than 4.99% of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed 9.99%.  The absence of an effective registration statement relating to the common stock issuable upon exercise of the warrant will not provide the holder with the right to net-settle the warrant in cash.

Amendments and waivers of the terms of the warrants require the written consent of the holders of warrants representing at least a majority of the shares issuable upon the then outstanding warrants, except that no such action may increase the exercise price of a warrant or decrease the number of shares or class of stock obtainable upon exercise of a warrant without the written consent of the holder.  No amendment will be effective unless it applies to all of the warrants then outstanding.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A SHAREHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF INVESTOR PURCHASE AGREEMENT